UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

CHIRON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Chiron Employee Meeting

CHIRON

November 2005

Host: Howard Pien, Chief Executive Officer

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Searchable text section of graphics shown above

Chiron Employee Meeting

[GRAPHIC]

[LOGO]

November 2005

Host: Howard Pien, Chief Executive Officer

Legal Statements

Forward-Looking Statement

Today’s presentation contains forward-looking statements that involve risks and uncertainties and are subject to change. In particular, there can be no guarantee that the transaction contemplated by the merger agreement will be consummated. A discussion of the company’s operations and financial condition, including factors that may affect its business and future prospects that could cause actual results and developments to differ materially from those expressed or implied by any forward-looking statements, is contained in documents the company has filed with the SEC, including the Form 10-K for the year ended December 31, 2004, and the Form 10-Q for the quarter ended September 30, 2005, and will be contained in all subsequent periodic filings made with the SEC. These documents identify important factors that could cause the company’s actual performance to differ from current expectations.

Chiron does not undertake an obligation to update the forward-looking information the company is giving today.

Participants in Solicitation

Chiron Corporation and Novartis AG and Novartis Corporation and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Chiron stockholders in connection with the merger. Information about the directors and executive officers of Chiron and their ownership of Chiron’s stock is set forth in the proxy statement for Chiron’s 2005 Annual Meeting of Stockholders.

Investors can obtain more information when the proxy statement and the Schedule 13E-3 become available. Investors should read the proxy statement and Schedule 13E-3 carefully when they become available before making any voting decision.

[LOGO]

2

Today’s Guest

[GRAPHIC]

Joerg Reinhardt

Joerg Reinhardt, currently Head of Development for Novartis Pharma AG, has been designated to become CEO of a new Novartis division that will combine Chiron’s vaccines and diagnostics business, and will report to Daniel Vasella, the Chairman and CEO of Novartis. Dr. Reinhardt has spent 23 years at Novartis, most recently as head of its pharmaceutical development activities, which have been widely recognized as one of the most successful in the industry. In that position, he has overseen the company’s clinical, pharmaceutical, chemical and biotechnological product development, drug safety assessment and regulatory affairs. Under Dr. Reinhardt’s leadership, Novartis has achieved an outstanding record in R&D quality and productivity. He is also chairman of the Genomics Institute of the Novartis Research Foundation in La Jolla, California. Dr. Reinhardt was trained as a chemist, and holds a Ph.D. from the University of Saarbrueken. He is married and has two children.

3

How Do We Proceed?

Day-to-Day Operations

•                  Maintain focus on business goals and responsibilities

•     Support integration teams whenever needed

•     Make change an opportunity and become an active voice in shaping the new company

Communications With External Stakeholders

•                  Refer to approved customer letter and Q&A posted to the Chiron & Novartis Merger Information Site on the corporate intranet at http://emvcomus.chiron.com/merger/

•                  Because of the requirements around the merger process, no other communication can be sent to customers, vendors or external stakeholders

Communications With Novartis

•     Joint integration teams will be the main channel of communication between Chiron and Novartis

•     Information can be exchanged among nominated team members within the applicable regulations

•                  In the event someone identifying himself or herself as a Novartis employee contacts you, please direct them to Jessica Hoover, Vice President of Corporate Business Development

4

Questions & Answers

•                  Please pass your question card to the aisle

OR

•                  Stand and use the microphone

OR

•                  Submit your questions via WebEx (video conference locations only)

[GRAPHIC]